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                                                                     Exhibit e.1

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

     THIS AMENDED AND RESTATED DISTRIBUTION AGREEMENT (the "AGREEMENT") is made and entered into this 28th day of February, 2008, by and between MEMBERS MUTUAL FUNDS, a statutory trust organized and existing under the laws of the state of Delaware (the "TRUST"), and CUNA BROKERAGE SERVICES, INC., a corporation organized and existing under the laws of the State of Wisconsin (the "DISTRIBUTOR").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 ACT"), consisting of several investment portfolios (the "FUNDS");

     WHEREAS, the Trust is registering its shares of beneficial interest for offer and sale to the public under the Securities Act of 1933, as amended (the "1933 ACT"), and in accordance with the provisions of all applicable state securities laws (the "BLUE SKY LAWS");

     WHEREAS, each Fund is authorized to issue multiple classes of shares and such other classes of shares as may hereafter be approved by the Trust (collectively, the "SHARES"), each of which represents interests in the same portfolio of investment securities;

     WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (the "COMMISSION") under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"); and

     WHEREAS, the Trust has adopted several distribution plans pursuant to
Section 12(b) of the 1940 Act, and Rule 12b-1 promulgated thereunder (the "12B-1 PLANS"), pursuant to which the Trust may pay the expenses for certain distribution activities and service activities incurred or paid by the Distributor.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

I.   APPOINTMENT AND OBLIGATIONS OF THE DISTRIBUTOR

     The Trust hereby appoints the Distributor as its principle underwriter and exclusive agent to sell and distribute, as set forth below in Section II, the Shares of each Fund and of such other Funds as may hereafter be registered with the Commission and under the Blue Sky Laws, subject to the terms of this Agreement and the policies and control of the Trust's Board of Trustees (the "BOARD"). The Distributor hereby accepts such appointment.


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II.  DUTIES OF THE DISTRIBUTOR AND THE TRUST

     A.   The Trust employs the Distributor:

          1.   to promote the Funds;

          2. to sell the Shares of each Fund on a best efforts basis from time to time during the term of this Agreement as agent for the Trust and upon the terms described in the currently effective registration statement of the Trust, and supplements thereto, under the 1933 Act and the 1940 Act (the "REGISTRATION STATEMENT"). The Distributor shall sell, as agent for the Funds, the Shares needed, but not more than the Shares needed (except for clerical errors or errors of transmission), to fill unconditional orders placed with the Distributor;

          3. to enter into agreements, at the Distributor's discretion, to sell Shares to registered and qualified retail broker-dealers. All such brokers and dealers shall act in accordance with the Registration Statement and shall comply with all applicable laws, rules and regulations;

          4. in connection with the sales and offers of sale of Shares, to give only such information and make such representations as are permitted by applicable law. All sales literature and advertisements used by the Distributor in connection with the sale of the Shares shall be filed with the appropriate authorities, including FINRA, the states, and/or the Commission, as may be required from time to time.

          5. to offer the Shares of each Fund at the public offering price which shall be the net asset value per Share as next determined by the Trust, plus applicable distribution charges, following receipt and acceptance by the Trust of a proper offer to purchase, determined in accordance with the Trust's Declaration of Trust, as amended (the "DECLARATION OF TRUST"), and the Registration Statement of the Funds. The Trust shall promptly furnish (or arrange for another person to furnish) the Distributor with a quotation of the public offering price on each business day; and

     B. The Distributor shall not be obligated to sell any certain number of Shares.

     C.   The Trust agrees:

          1. that it will not, without the Distributor's consent, sell or agree to sell any Shares of the Trust other than through the Distributor, except that the Trust may:

               a. issue or sell Shares in connection with its merger or consolidation with any other investment company or the Trust's acquisition by purchase or otherwise of all or substantially all of the assets of any


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                    investment company or substantially all of the outstanding shares of any such company;

               b. issue Shares to its shareholders for reinvestment of cash distribution from capital gains or net investment income of the Trust;

               c. issue Shares to shareholders of a Fund who exercise any exchange privilege set forth in the Registration Statement;

               d. issue Shares directly to registered shareholders pursuant to the authority of the Board; or

               e. sell Shares in any jurisdiction in which the Distributor is not registered as a broker-dealer.

          2. to permit the Distributor to use any list of shareholders of the Trust or a Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement;

          3. to keep the Distributor fully informed of its affairs and to make available to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements for the Trust by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Fund as the Distributor may request;

          3. to cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement; and

          4. to register or cause to be registered all Shares sold by the Distributor pursuant to the provisions of this Agreement in such name or names and amounts as the Distributor may request from time to time.

     D. The Trust reserves the right at any time to withdraw all offerings of the Shares of any or all Funds by written notice to the Distributor at its principal office.

III. REPRESENTATIONS AND WARRANTIES

     A. REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR. The Distributor hereby represents and warrants to the Trust as follows:

          1. ORGANIZATION. The Distributor is duly organized and is in good standing under the laws of the State of Wisconsin and is fully authorized to enter into this Agreement and carry out its terms.


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          2.   REGISTRATION. The Distributor is a broker-dealer registered with the Commission under the 1934 Act, is a member of FINRA, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Distributor shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Trust of the occurrence of any event that would disqualify the Distributor from serving as a Distributor by operation of Section 9(a) of the 1940 Act or otherwise.

          3. BEST EFFORTS. The Distributor at all times shall provide its best judgment and effort to the Trust in carrying out its obligations hereunder.

          4. CODE OF ETHICS. The Distributor has adopted a written code of ethics that complies with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of such code of ethics and all subsequent modifications, together with evidence of its adoption. At least annually, the Distributor will provide the Trust with a report describing the implementation of the code of ethics during the immediately preceding twelve-month period.

     B. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust, on behalf of the Funds, hereby represents and warrants to the Distributor as follows:

          1. ORGANIZATION. The Trust is duly organized under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its terms.

          2. REGISTRATION. The Trust is registered as an investment company with the Commission under the 1940 Act and Shares of the Trust will be registered for offer and sale to the public under the 1933 Act and under the Blue Sky Laws. Such registrations shall be kept in effect during the term of this Agreement.

IV.  COMPLIANCE WITH APPLICABLE REQUIREMENTS

     A. In carrying out its obligations under this Agreement, the Distributor shall at all times conform to:

          1. all applicable provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder and the rules of FINRA;

          2. the provisions of the Registration Statement of the Trust as the same may be amended from time to time, under the 1933 Act and the 1940 Act;

          3.   the provisions of the Declaration of Trust; and

          4.   any other applicable provisions of state and federal law.


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     B.   In carrying out its obligations under this Agreement, the Distributor agrees that:

          1. The Distributor agrees to comply with the requirements of Section 326 of the USA PATRIOT Act of 2001 (the "PATRIOT ACT") on behalf of the Trust using the Distributor's customer identification program for the customers of the Distributor for which it sells shares of the Trust.

          2. The Distributor shall provide to the Trust a copy of its anti-money laundering compliance program, and maintain and enforce such program that includes policies, procedures and controls reasonably designed to ensure the Distributor's compliance with its responsibilities under all applicable laws, rules, requirements and regulations. The Distributor shall perform periodic audits to verify compliance with its anti-money laundering compliance program. Further, the Distributor will conduct anti-money laundering compliance training programs.

          3. The Distributor agrees that it will abide by the applicable anti-money laundering procedures of the Trust.

          4. The Distributor will provide an annual certification to the Board that the Distributor is operating in compliance with its anti-money laundering program, including its customer identification program, and the Trust's program, and all applicable laws, rules, requirements and regulations.

          5. Upon request by the Trust's anti-money laundering compliance officer (the "AMLCO"), the Distributor will make available information relating to the identity and business of each broker-dealer firm that engages in the sales of shares of the Trust's mutual funds. The Distributor shall immediately notify the Board if it receives information that any broker-dealer firm is not in compliance with the PATRIOT Act.

          6. In accordance with applicable laws, rules or regulations, the Distributor hereby consents to permit examiners from the Commission to obtain information and records from the Distributor related to the Trust's anti-money laundering compliance program, and to inspect the Distributor for the purpose of examining the Trust's compliance with the PATRIOT Act, the Bank Secrecy Act ("BSA") and applicable laws, rules, requirements and regulations.

          7. Selling agreements between the Distributor and broker-dealer firms shall include provisions requiring each broker-dealer firm to: (i) comply with the PATRIOT Act and have an anti-money laundering compliance program; (ii) confirm a customer's identity and the source of the funds involved in the purchase of shares of the mutual funds to the extent required by the PATRIOT Act and any laws, rules, requirements, regulations or regulatory guidance thereunder; and (iii) report to the AMLCO, to the extent permitted by applicable law, including Section


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               314(b) of the PATRIOT Act, any suspicious activity involving the purchase of shares of the Trust.

          8. Selling agreements between the Distributor and broker-dealer firms, as provided in Rule 22c-2 of the 1940 Act, shall include:
               (i) a shareholder information sharing agreement to provide the Fund the taxpayer identification number, if known, of any or all shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the intermediary; (ii) an agreement to assess redemption fees on shareholder transactions in accordance with the terms and conditions of the then-current prospectus of the fund(s); and (iii) an agreement to restrict trading or further purchases or exchanges of Shares or take such other action as requested by the Fund for a shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares.

          9. The Distributor has adopted and shall implement written policies and procedures reasonably designed to prevent violations of the "federal securities laws," as such term is defined in Rule 38a-1 under the 1940 Act.

V.   COMPENSATION

     As compensation for providing services under this Agreement, the Distributor shall receive from each class for which a 12b-1 Plan is in effect, of each Fund, a distribution and/or service fee at the rate and under the terms and conditions of the 12b-1 Plans, as such 12b-1 Plans are in effect from time to time, and subject to any further limitations on such fee as the Board may impose.

     Additional payments to the Distributor from the Trust's investment adviser, MEMBERS Capital Advisors, Inc., or the Trust's administrator may be authorized in accordance with applicable law.

VI. EXPENSES

     The expenses in connection with the distribution of the Funds shall be allocable as follows:

     A.   EXPENSES OF THE DISTRIBUTOR. The Distributor shall bear or pay:

          1. the costs of printing and distributing prospectuses and statements of additional information for prospective investors and the costs of preparing, printing and distributing such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law;


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          2.   the costs of any additional copies of the Trust's financial and other reports and not other literature supplied to the Distributor for sales promotion purposes;

          3. all advertising expenses incurred by the Distributor in connection with the offering and sales of the Shares;

          4. all compensation to the employees of the Distributor and others for selling shares, and all expenses of the Distributor and others who engage in or support the sale of shares as may be incurred in connection with their sales efforts;

          5. expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; and

          6. the costs of building and maintaining a database of prospective shareholders and of obtaining such analyses, reports and other information with respect to marketing and promotional activities and investor accounts as the Trust may deem advisable.

     B.   EXPENSES OF THE TRUST

          Each Fund, or class thereof, shall bear all expenses in connection with preparing and typesetting the Trust's prospectuses, statements of additional information, reports to shareholders, and other materials, related to communications of such class or Fund with existing shareholders.

VII. REPORTS

     The Distributor shall prepare reports for the Board on a quarterly basis showing such information concerning services provided and expenses incurred related to this Agreement, and such other information, as from time to time may be reasonably requested by the Board.

VIII. INDEMNIFICATION BY THE TRUST

     The Trust agrees to indemnify, defend and hold the Distributor, each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of its covenants herein contained, or any alleged untrue statement of a material fact, or the alleged omission to state a material fact necessary to make the statements made not misleading, in the Registration Statement or prospectus of the Trust, or any amendment or supplement thereto, unless such statement or omission


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     was made in reliance upon written information furnished by the Distributor.
     The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law. Nothing contained herein shall relieve the Distributor of any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under this Agreement.

IX.  INDEMNIFICATION BY THE DISTRIBUTOR

     The Distributor agrees to indemnify, defend and hold the Trust, each person who has been, is, or may hereafter be an officer, director, employee or agent of the Trust, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of its covenants herein contained, or any alleged untrue statement of a material fact, or the alleged omission to state a material fact necessary to make the statements made not misleading, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible (such as any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor), whether made orally or in writing, unless such statement or omission was made in reliance upon written information furnished by the Trust. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law.

X.   REPURCHASE OF SHARES

     The Trust appoints and designates the Distributor as agent of the Trust, and the Distributor accepts such appointment as such agent, to repurchase shares of the Trust in accordance with the provisions of the Declaration of Trust.

     In connection with such redemptions or repurchases, the Trust authorizes and designates the Distributor to take any action, to make any adjustments in net asset value, and to make any arrangements for the payment of the redemption or repurchase price authorized or permitted to be taken or made in accordance with the 1940 Act and as set forth in the current prospectus of the Trust.

     The authority of the Distributor under this section may, with the consent of the Trust, be re-delegated in whole or in part to another person or firm.


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     The authority granted in this section may be suspended by the Trust at any time, or from time to time, until further notice to the Distributor. After any such suspension the authority granted to the Distributor by this section will be reinstated only by a written instrument executed by an officer of the Trust.

XI.  DISTRIBUTOR IS INDEPENDENT CONTRACTOR

     The Distributor is an independent contractor and shall be the agent for the Trust only with respect to the sale and redemption of Shares. The Distributor is responsible for its own conduct, for the employment, control and conduct of its agent and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable laws and agrees to pay all employer taxes relating thereto.

XII. NON-EXCLUSIVITY

     The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services to others (including other investment companies) so long as its services to the Trust are not impaired thereby. It is understood and agreed that officers and directors of the Distributor may serve as officers or directors of the Trust, and that officers or directors of the Trust may serve as officers or directors of the Distributor to the extent permitted by law. The officers and directors of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm, fund or trust, including other investment companies.

XIII. TERM

     This Agreement shall become effective as of the later of: (i) the date on which a Registration Statement becomes effective under the 1933 Act; and
     (ii) the date on which this Agreement is executed, provided this Agreement is approved by the vote of a majority of the Board and by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect interest in the operation of any 12b-1 Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such renewal.

     Unless terminated as herein provided, this Agreement shall remain in full force and effect for one year from the date of execution of this Agreement and shall continue in effect from year to year thereafter, only so long as such continuance is approved at least annually:

     1. by the vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect interest in the operation of any 12b-1 Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such renewal; and


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     2.   by either the Board or the vote of a majority of the outstanding voting securities of the Trust.

XIV. TERMINATION

     This Agreement may be terminated as to any class of any Fund at any time, without the payment of any penalty, by the vote of a majority of the trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of any 12b-1 Plan or this Agreement, or by the vote of a majority of the outstanding votes attributable to that class of shares of the Fund, on sixty (60) days' written notice to the Distributor, or by the Distributor at any time without the payment of any penalty, on sixty (60) days written notice to the Trust.

XV.  ASSIGNMENT

     This Distribution Agreement may not be assigned by the Distributor and will automatically and immediately terminate in the event of its assignment.

XVI. AMENDMENTS

     This Agreement may be amended at any time or from time to time by an instrument in writing, signed by a duly authorized officer of the Trust and by the Distributor, but no amendment to this Agreement shall be effective until such amendment is approved:

     1. by the vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in the operation of any 12b-1 Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and

     2. by the vote of a majority of the Board; provided, however, that amendments relating to any 12b-1 Plan shall not require the consent of the Distributor.

XVII. GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

XVIII. DEFINITIONS

     The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding votes" attributable to the shares of a Fund means the lesser of (a) 67% or more of the votes attributable to such Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy or (b) more than 50% of the votes attributable to shares of the Fund.


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XIX. NOTICE

     Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered by hand, transmitted by electronic facsimile, or mailed by registered, certified or overnight United States mail, postage prepaid, or sent by overnight delivery with a recognized courier, addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Distributor at:   CUNA Brokerage Services, Inc.
                              2000 Heritage Way
                              Waverly, Iowa 50677

     To the Trust at:         President, MEMBERS Mutual Funds
                              c/o MEMBERS Capital Advisors, Inc.
                              5910 Mineral Point Road
                              Madison, Wisconsin 53705

     Each such notice, advice or report shall be effective upon receipt or three days after mailing, whichever is first.

XX.  SEVERABILITY

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

XXI. ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

XXII. 1940 ACT

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                         CUNA BROKERAGE SERVICES, INC.


Attest: /s/ Diane M. Fisher              By: /s/ Mark E. Backes
        -----------------------------        ---------------------------
                                             Mark E. Backes, President


                                         MEMBERS MUTUAL FUNDS


Attest: /s/ Diane M. Fisher              By: /s/ David P. Marks
        -----------------------------        ---------------------------
                                             David P. Marks, President


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